Exhibit 5.2

Bogotá, July 26, 2013

prietocarrizosa Opinion

Ladies and Gentlemen,

We have acted as Colombian counsel to Ecopetrol S.A., a mixed economy company organized under the laws of the Republic of Colombia (the "Company"), in connection with the Registration Statement on Form F-3 No. 333-[ ] (the "Registration Statement”) filed with the United States Securities and Exchange Commission (the "Commission) by the Company on July [26], 2013, for the purpose of registering under the US Securities Act of 1933, as amended (the "Securities Act), (a) debt securities, in one or more series, which are not guaranteed (the “Debt Securities"); (b) debt securities, in one or more series, which are guaranteed (the "Guaranteed Debt Securities”); (c) preferred stock, (the "Preferred Stock") and (d) shares of common stock, (the "Common Stock”)(collectively, the "Securities") and the prospectus, dated July 26, 2013, contained in the Registration Statement (the prospectus, including the documents incorporated by reference therein, being hereinafter referred to as the “Base Prospectus”).

The Debt Securities and Guaranteed Debt Securites will be issued from time to time in one or more series, with each series to be issued by the Company pursuant to an Indenture (each an “Indenture”). The Debt Securities and Guaranteed Debt Securities will be sold from time to time pursuant to certain underwriting agreements (the "Underwriting Agreements") among the Company and the various underwriters named therein.

In arriving to the opinions expressed below, we have examined the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

In connection with the opinions expressed below, we have assumed, without any independent investigation or verification of any kind, in all cases, the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

Based upon the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

(a) Ecopetrol S.A. is a mixed economy company organized and validly existing under the laws of the Republic of Colombia and has the necessary corporate power and capacity to own its property and assets and to carry on its business under the laws of Colombia.

(b) Ecopetrol S.A. has the necessary corporate power and authority under the laws of Colombia to execute, deliver and perform its obligations under the terms and conditions of any purchase, underwriting or other agreement, indenture or instrument relating to Ecopetrol´s creation, authentication, issuance, sale and/or delivery of the Securities.

(c) When shares of Common Stock and Preferred Stock are issued and delivered against full payment therefor as contemplated in the Registration Statement and so as not to violate any applicable law (including Law 1118 of 2006), such Common Stock and Preferred Stock will have been duly issued and fully paid and no further contribution in respect thereof will be required to be made to the Company by the holders thereof, by reason solely of their being such holders.

(d) When (i) the first terms of Debt Securities and Guaranteed Debt Securities have been duly established and approved by or pursuant to authorization of the Board of Directors of the Company, (ii) the Indenture and Underwriting Agreement relating to such series have been duly completed, executed and delivered by the parties thereto, and (iii) such Debt Securities and Guaranteed Debt Securities have been duly authorized, executed and issued by the Company and authenticated by the Trustee, and delivered to and paid for by the purchasers thereof, such Debt Securites and Guaranteed Debt Securities will constitute the valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

We are lawyers admitted to practice in the Republic of Colombia and the foregoing opinion is limited to the laws of the Republic of Colombia as in effect on the date hereof.

We hereby consent to the incorporation by reference of this opinion as Exhibit 5.2 to the Registration Statement by its filing on Form F-3, dated July 26, 2013. In giving this opinion, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours sincerely,

/s/ Hernando A. Padilla
Hernando A. Padilla
prietocarrizosa

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